Exhibit 10.1

CONTRACT #GEDL FY09-19444

LOAN

AGREEMENT

BETWEEN THE

WISCONSIN DEPARTMENT OF COMMERCE

AND

TELKONET, INC.

This Agreement is entered into by and between the Wisconsin Department of Commerce (“Department”) and Telkonet, Inc., (“Borrower”).

WITNESSETH

WHEREAS, the Department is authorized to award loan funds, for the purpose of economic development pursuant to Section 560.137 Wis. Stats.; and

WHEREAS, on May 18, 2009, the Department, relying upon representations in the Borrower's Application, agreed to lend up to Three Hundred Thousand and 00/100 Dollars ($300,000.00) to the Borrower to be utilized in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, for valid consideration, the receipt of which is hereby acknowledged, and in consideration for the promises and covenants in this Agreement, the Department and Borrower agree as follows:

1.	DEFINITIONS. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

a)	“Agreement” means this Agreement between the Department and the Borrower, together with any future amendments thereto.

b)	“Application” means the Commerce application submitted by the Borrower.

c)	“Borrower” means Telkonet, Inc., together with its lawful successors and assigns.

d)	“Collateral” means the property described in Exhibit A.

e)	“Department” means the Wisconsin Department of Commerce, together with its lawful successors and assigns.

f)	“Effective Date” means the date this Agreement is executed by the Department.

g)	“Eligible Project Costs” means the costs and expenditures incurred by the Borrower in connection with the Project as described in Exhibit A, over the time period described in Exhibit A.

h)	“Existing Full-Time Positions” means the currently existing Full-Time Positions that will be retained by the Borrower in Wisconsin in connection with the Project as described in Exhibit A.

i)
“Full-Time Position” means any permanent position where an employee is required, as a condition of employment, to work at least 40 hours per week and 2,080 hours per year including paid leave and holidays.

j)	“GEDL” and “Loan” each mean the Department’s Gaming Economic Development Loan to the Borrower under this Agreement.

k)	“Project” means the activities described in Exhibit A.

l)	“Promissory Note” means the Promissory Note attached as Exhibit D

m)	“Term of this Agreement” means until the Borrower’s obligations hereunder are fully satisfied.

2.
DISBURSEMENT OF LOAN PROCEEDS.     Loan disbursements to the Borrower hereunder for Eligible Project Costs (defined in Exhibit A) shall be made on a periodic basis upon the Department’s receipt and approval of a completed Request for Disbursement Form (attached as Exhibit C) and required supporting documentation.

a)	Prior to the disbursement of any Loan funds, the Borrower shall execute and deliver to the Department:

(i)	A borrowing resolution.

(ii)
A security agreement, granting the Department a subordinate security interest on all assets now owned or hereinafter acquired. Authentication of this agreement by the Borrower authorizes the Department to file a UCC financing statement for the stated Collateral.

(iii)	An intercreditor agreement.

(iv)	All other documents that reasonably may be required by the Department to effect the terms and conditions of this Agreement.

b)	Disbursements by the Department to the Borrower shall be made after a nonrefundable origination fee of $6,000.00, two (2.0) percent of the award amount, is paid to the Department.

3.	BORROWER’S LOAN PAYMENTS. This Loan shall be repaid in accordance with the terms of the Promissory Note (Attached as Exhibit D).

4.
TAXES AND FEES.   Except as otherwise provided in this Agreement, the Borrower shall keep the Collateral free and clear of all judgements, levies, liens, security interests and encumbrances and shall pay all federal, state and local fees, assessments and taxes which may be assessed upon the ownership, possession or use of the Collateral.

5.	INSURANCE. The Borrower covenants that it will maintain insurance in such amounts and against such liabilities and hazards as customarily is maintained by other companies operating similar businesses.

6.	“EVENT OF DEFAULT” DEFINED. The occurrence of any one or more of the following events shall constitute an “Event of Default” for the purposes of this Agreement:

a)	The Borrower’s failure to pay, within ten (10) calendar days of the due date, any of the principal payments or interest due under the Promissory Note (Attached as Exhibit D);

b)
The Borrower's failure to comply with or perform any of its material obligations under this Agreement; provided that the Borrower's failure to comply with the terms and conditions of Exhibit A, Section 3. a), b), and d) hereunder shall not be considered an “Event of Default”.

c)	Any assignment for the benefit of the Borrower's creditors or commission of any other act amounting to a business failure;

d)	The filing, by or against the Borrower, of a petition under any chapter of the U.S. Bankruptcy Code or for the appointment of a receiver;

e)	Any uncured material default or breach of the Borrower’s obligations under the terms and conditions of its loan agreements, leases, or financing arrangements with other creditors;

f)	Any material misrepresentation with respect to the Borrower's warranties and representations under this Agreement or the Application; or

g)
Any other action or omission by the Borrower, which in the Department’s reasonable discretion, jeopardizes the Borrower's ability to fulfill its obligations under this Agreement or otherwise causes the Department to deem itself insecure.

7.	REMEDIES IN EVENT OF DEFAULT.

a)
Upon the occurrence of any Event of Default, the Department shall send a written notice of default to the Borrower, and to the creditors, Thermo Credit, LLC and YA Global Investments, L.P., setting forth with reasonable specificity the nature of the default.  If the Borrower fails to cure the default to the reasonable satisfaction of the Department within ten (10) calendar days, the Department may, without further written notice to the Borrower, declare the Borrower in default, terminate this Agreement effective immediately, and accelerate the principal balance, accrued interest, and other amounts owed by the Borrower hereunder.

b)	Upon the termination of this Agreement:

(i)
The Borrower shall be liable for the full unpaid principal balance together with interest at the annual rate of twelve (12) percent from the date of the Event of Default to the date the Borrower's obligations hereunder are paid in full.

(ii)
Subject to the rights of other creditors, the Department shall be entitled to exercise any and all remedies available to the Department under this Agreement, related loan documents, and applicable laws.

c)	In addition to the rights and remedies available to the Department at law, in equity, or in bankruptcy, the Department shall be entitled to recover from the Borrower an amount equal to the sum of:

(i)	The unpaid principal balance, accrued interest, and other amounts owed by the Borrower hereunder;

(ii)
All court costs and reasonable attorney’s fees incurred by the Department in the enforcement of its rights and remedies under this Agreement, including all costs incurred in foreclosing upon, repossessing, storing, repairing, selling, leasing or otherwise disposing of the Collateral; and

(iii)	Any other damages arising from the Borrower's default.

d)
The Department’s foreclosure upon, repossession of, and subsequent sale, lease, or disposition of the Collateral shall not affect the Department’s right to recover from the Borrower any and all damages caused by the Borrower's breach of this Agreement.  The Department’s rights and remedies hereunder shall be cumulative, not exclusive, and shall be in addition to all other rights and remedies available at law, in equity or in bankruptcy.

8.
BORROWER’S WARRANTIES AND REPRESENTATIONS.   To induce the Department to enter into this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower hereby warrants and represents that:

a)	The Borrower is duly organized, validly existing, and authorized to engage in business in the State of Wisconsin.

b)	To its knowledge, the Borrower is qualified to engage in business in every jurisdiction where the nature of its business makes such qualification necessary;

c)
The Borrower is in compliance with all laws, regulations, ordinances and orders of public authorities applicable to it, the violation of which would have a material and adverse effect on the Borrower's financial ability to comply with this Agreement;

d)
The Borrower is unaware of any conditions which could subject it to any damages, penalties or clean-up costs under any federal or state environmental laws which would have a material and adverse effect on the Borrower's financial ability to comply with this Agreement;

e)
This Agreement is valid and enforceable in accordance with its terms against the Borrower, subject only to applicable bankruptcy, insolvency, reorganization or other similar laws affecting generally the enforceability of the rights of creditors;

f)
Except as set forth in Section 8(f) hereto, the Borrower is financially solvent and able to comply with all of the terms and conditions set forth in the Agreement and is not in default under the terms and conditions of any loan agreements, leases, or financing arrangements with the Borrower’s other creditors.  With respect to that certain Commercial Business Loan Agreement for Telkonet, Inc. Line of Credit September 9, 2008 by and between Thermo Credit, LLC and the Borrower, the Borrower is not in satisfaction of clauses D(10) (A) and (B) requiring that: (i) Borrower’s minimum cash flow to debt service ratio not be less than 1 to 1 as of the end of each fiscal quarter and that (ii) Borrower maintain a tangible net worth of not less than $14,400,000.00 as of the last day of each fiscal quarter.  Thermo Credit, LLC has waived the foregoing requirements as of the quarter ended June 30, 2009 for a period of ninety (90) days thereafter.

g)
The financial statements and other information provided by the Borrower to the Department are complete and accurate in accordance with Generally Accepted Accounting Principles, and may be relied upon by the Department in deciding whether to enter into this Agreement with the Borrower;

h)	The Borrower has private Project funds as identified in Exhibit A to fund all other costs relating to the Project;

i)	In making these warranties and representations, the Borrower has not relied upon any information furnished by the Department.

j)	The Borrower's warranties and representations herein are true and accurate as of the date of this Agreement, and shall survive the execution thereof;

9.	BORROWER COVENANTS.

a)
Deliverables.   The Borrower shall comply with the terms and conditions set forth in Exhibit A Section 3. of this agreement.  Should the Borrower fail to meet the terms and conditions set forth in Exhibit A it may be subject to penalties outlined in Exhibit A.

b)
Reporting.    The Borrower shall provide the Department with reports, utilizing forms provided by the Department, as well as interim and/or fiscal year end financial statements in accordance with Exhibit B-1 and B-2.

c)	Inspection.

(i)	The Department and its respective agents, shall, at any reasonable time and upon 48 hours notice, have the right to enter upon the Borrower’s premises to inspect the Project.

(ii)	The Borrower shall produce for the Department’s inspection, examination, auditing and copying, upon reasonable advance notice, any and all records which relate to this Agreement.

d)
Nondiscrimination in Employment.   During the Term of this Agreement, the Borrower shall not discriminate against any employee or applicant for employment because of age, race, religion, color, handicap, sex, physical condition, developmental disability as defined in sec. 51.01 (5) Stats., sexual orientation or national origin.  This provision shall include, but not be limited to, the following:  employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship.  Except with respect to sexual orientation, the Borrower further agrees to take affirmative action to ensure equal employment opportunities.  The Borrower agrees to post in conspicuous places, available for employees and applicants for employment, notices to be provided by the contracting officer setting forth the provisions of the nondiscrimination clause.

e)
Notification of Position Openings.   In accordance with sec. 106.16, Stats., the Borrower shall, for a period of one year from the Effective Date, provide the Wisconsin Department of Workforce Development, local Job Service offices, and the area Workforce Development Board with prior written notice of any new or vacant Full-Time Positions that are related to the Project.

f)
Consolidation or Merger.   During the term of this Agreement, the Borrower shall not consolidate or merge with or into any other corporation or business entity without providing prior written consent of the Department.

g)
Relocation of Operations.    In accordance with §560.075(2), the Borrower shall not relocate the Project, or any Full-Time Positions related thereto, outside of Wisconsin for a minimum of five years from the date of the award.

10.	WISCONSIN OPEN RECORDS LAW. Subject to the following terms, the Department shall safeguard all of the financial statements provided to them by the Borrower:

a)
Except as otherwise required or provided by court order, legal process or applicable Wisconsin law including, without limitation, the Wisconsin Open Records Law, sec. 19.31, Stats., et seq, the Department shall not reveal or disclose any financial information and documents provided by the Borrower to any non-government person or entity without the prior written consent of the Borrower.

b)	If the Borrower believes or contends that any financial statements provided hereunder qualify as “trade secrets” exempt from disclosure under the Wisconsin Open Records Law, the Borrower shall:

(i)
Fill out a standard trade secrets designation form to be provided by the Department, designating specific information or documents as “ trade secrets” and agreeing to defend and indemnify the Department, and to hold them harmless in the event of any future open records request asking for copies of such documents; and

(ii)	Provide the Department with two copies of such information -- a clean copy and a copy with the “trade secret” information redacted--for the Department’s files.

11.
ENTIRE AGREEMENT.   This Agreement and the accompanying loan documents, Promissory Note, and exhibits contain the entire Agreement of the parties concerning the Borrower's obligations under the terms and conditions of this Agreement.  This Agreement may not be amended, modified or altered except in writing signed by the Borrower and the Department.

12.
CHOICE OF LAW.   THIS AGREEMENT IS AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF WISCONSIN.  If any provisions of the Agreement shall be prohibited by or invalid under Wisconsin law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without affecting the validity or enforceability of the remaining provisions thereof.

13.
VENUE; JURISDICTION.   Any judicial action relating to the construction, interpretation, or enforcement of this Agreement, or the recovery of any principal, accrued interest, court costs, attorney’s fees and other amounts owed hereunder, shall be brought and venued in the U.S. District Court for the Western District of Wisconsin or the Dane County Circuit Court in Madison, Wisconsin.  THE BORROWER HEREBY CONSENTS TO PERSONAL JURISDICTION IN THOSE WISCONSIN COURTS, AND WAIVES ANY DEFENSES THAT THE BORROWER OTHERWISE MIGHT HAVE RELATING THERETO.

14.
WAIVER OF RIGHT TO JURY TRIAL.   THE BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY JUDICIAL ACTION OR PROCEEDING THAT MAY ARISE BY AND BETWEEN THE DEPARTMENT AND THE BORROWER CONCERNING THE CONSTRUCTION, INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT, OR THE RECOVERY OF ANY PRINCIPAL, ACCRUED INTEREST, COURT COSTS, ATTORNEY’S FEES AND OTHER AMOUNTS THAT MAY BE OWED BY THE BORROWER HEREUNDER.

15.	MISCELLANEOUS.

a)
Severability.   The invalidity of any provision of this Agreement shall not affect the validity of the remaining provisions, which shall remain in full force and effect to govern the parties’ relationship.

b)
Department Not A Joint Venturer Or Partner.   The Department shall not, under any circumstances, be considered or represented to be a partner or joint venturer of the Borrower or any beneficiary thereof.

c)
Documents.   All documents required to be delivered contemporaneously with the execution and delivery of this Agreement are expressly made a part of this Agreement as though completely herein, and all references to this Agreement herein shall be deemed to refer to and include all such documents.

d)	Agreement Controlling. In the event of any conflict or inconsistency between the Agreement and the exhibits hereto, the terms of this Agreement shall control.

16.	CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms and conditions set forth herein.

17.
AUTHORITY TO SIGN DOCUMENT.   The person(s) signing this Agreement on behalf of the Borrower certifies and attests that the Borrower’s respective Articles of Organization, Articles of Incorporation, By Laws, Member's Agreement, Charter, Partnership Agreement, Corporate or other Resolutions, and/or other related documents give full and complete authority to bind the Borrower, on whose behalf they are executing this document.

Borrower assumes full responsibility and holds the Department harmless for any and all payments made or any other actions taken by Department in reliance upon the above representation. Further, Borrower agrees to indemnify Department against any and all claims, demands, losses, costs, damages or expenses suffered or incurred by Department resulting from or arising out of any such payment or other action, including reasonable attorneys’ fees and legal expenses.  The Borrower has read, fully understands, and agrees to all of the terms and conditions in this Agreement and the related loan documents;

IN WITNESS WHEREOF, the Department and the Borrower have executed and delivered this Agreement effective the date set forth next to the Department’s signature below.

WISCONSIN DEPARTMENT OF COMMERCE

By: /s/ Mary Gage	9/11/2009
Mary Gage, Bureau Director	Date

TELKONET, INC.

By: /s/ Richard Leimbach	9/11/2009
Richard Leimbach, CFO	Date

Notices to the Borrower hereunder shall be effective upon mailing by first class mail, postage prepaid, and addressed as follows or such other person and address as may be designated in writing:	Notices to the Department hereunder shall be effective upon mailing by first class mail, postage prepaid, and addressed as follows:

Telkonet, Inc.
10200 Innovation Drive, Suite 300
Milwaukee, WI 53226
Attn: Jason Tienor, President/CEO

With a copy to:

Telkonet, Inc.
20374 Seneca Meadows Parkway
Germantown, MD 20874
Attn: Howard Barr, General Counsel
Wisconsin Department of Commerce Bureau of Business Finance 201 West Washington Avenue P.O. Box 7970 Madison, WI 53707 Attn: Contract #GEDL FY09-19444